Muncy Columbia Financial Corporation 8-K

Exhibit 99.1

Press Release – For Immediate Release

April 22, 2025

Muncy Columbia Financial Corporation Declares Special One-Time Cash Dividend and Announces First Quarter 2025 Earnings

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (“Bank”), announced a special one-time cash dividend and its unaudited consolidated financial results for the first quarter of 2025.

Special One-Time Cash Dividend

On April 22, 2025, the Corporation’s Board of Directors declared a special one-time cash dividend of $0.50 per share on its common stock, payable May 22, 2025, to shareholders of record as of May 6, 2025.

“We are pleased to recognize and reward our shareholders with this special one-time cash dividend. We reported record earnings in 2024 and remain committed to creating shareholder value,” stated Lance O. Diehl, President and CEO. “As a result of the success of our recent strategic merger with Muncy Bank Financial, Inc., we have both the ability and unique opportunity to return more through this special dividend while maintaining capital above well-capitalized levels,” Diehl explained.

Unaudited Financial Information

Net income, as reported under accounting principles generally accepted in the United States of America (“GAAP”), for the first quarter 2025 was $4,345,000, or $1.23 per share, compared to $4,036,000, or $1.13 per share, for the first quarter 2024. Return on average assets and return on average equity were 1.10% and 10.33%, respectively, for the first quarter 2025 as compared to 1.02% and 10.52%, respectively, for the first quarter 2024.

Net interest income of $13,868,000 for the first quarter 2025 was up $1,933,000 from the first quarter 2024 reflecting an increase in total interest and dividend income of $952,000 and a decrease of $981,000 in total interest expense. The fully-tax equivalent net interest margin was 3.83% for the first quarter 2025 as compared to 3.32% for the first quarter 2024.

For the first quarter 2025, a $110,000 provision for credit losses was recorded compared to $90,000 for the first quarter 2024. As of March 31, 2025, the allowance for credit losses to total loans was 0.87% as compared to 0.88% as of December 31, 2024.

Total non-interest income decreased $87,000 to $2,445,000 for the first quarter 2025, compared to the first quarter 2024 amount of $2,532,000. Service charges and fees increased $107,000 due primarily to higher overdraft fee income, and losses on marketable equity securities decreased $83,000 due to market value changes comparing the first quarter 2025 to the first quarter 2024. Other non-interest income decreased $341,000 due to one-time events in the first quarter 2024 including incentives received in conjunction with the launch of a debit card reissuance project as well as a governmental grant recorded in conjunction with the completion of a solar energy project.

Total non-interest expense increased $1,445,000 from $9,646,000 for the first quarter 2024, to $11,091,000 for the first quarter 2025. Salaries and employee benefits expense of $6,320,000 for the first quarter 2025 increased $1,518,000 from $4,802,000 for the first quarter 2024. The Corporation recorded one-time pretax expenses totaling $1,295,000 in conjunction with the retirement of its Executive Chairman during the first quarter 2025. Additionally, health insurance expenses associated with the Corporation’s partially self-funded health insurance plan were $151,000 higher in the first quarter 2025 than the first quarter 2024.

Total consolidated assets amounted to $1,602,336,000 at March 31, 2025, as compared to $1,595,958,000 at December 31, 2024. For the quarter ended March 31, 2025, available-for-sale debt securities decreased $15,789,000 and loans receivable, not held for sale, increased by $18,247,000. Total deposits increased $46,206,000 while short-term borrowings decreased $40,706,000 and long-term borrowings decreased $5,152,000 during the quarter ended March 31, 2025.

The increase in total deposits during the quarter ended March 31, 2025 was as a result of strong organic deposit growth in combination with the continued execution of a strategic initiative to reposition customer repurchase agreements, which are classified as short-term borrowings, into core deposit accounts. The Bank anticipates the completion of this project in 2025 which will assist in optimizing the Bank’s long-term liquidity needs and balance sheet management strategies.

Total non-performing assets amounted to $12,300,000 or 0.77% of total assets at March 31, 2025, as compared to $10,117,000 or 0.63% of total assets at December 31, 2024. The increase in non-performing assets was primarily attributable to an increase in non-accrual loans from $10,047,000 at December 31, 2024 to $12,230,000 at March 31, 2025.

Total stockholders’ equity equated to a book value per share of $48.50 at March 31, 2025 as compared with $47.11 at December 31, 2024. For the first quarter 2025 cash dividends of $0.45 per share were paid to stockholders as compared to $0.44 for the same period of 2024. The Corporation remains well capitalized, with an equity to assets ratio of 10.70% at March 31, 2025 as compared to 10.43% at December 31, 2024.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation (“MCFC”) is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Muncy Columbia Financial Corporation

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data) (Unaudited)	March 31, 2025	December 31, 2024
ASSETS
Cash and due from banks	$13,781	$11,200
Interest-bearing deposits in other banks	9,978	6,180
Total cash and cash equivalents	23,759	17,380

Available-for-sale debt securities, at fair value	307,459	323,248
Marketable equity securities, at fair value	1,321	1,355
Restricted investment in bank stocks, at cost	6,480	7,095
Loans held for sale	1,782	1,691

Loans receivable	1,144,184	1,125,937
Allowance for credit losses	(9,985)	(9,858)
Loans, net	1,134,199	1,116,079

Premises and equipment, net	26,644	26,484
Foreclosed assets held for sale	70	70
Accrued interest receivable	4,948	4,850
Bank-owned life insurance	41,204	40,953
Investment in limited partnerships	4,905	5,092
Deferred tax asset, net	9,213	10,012
Goodwill	25,609	25,609
Other intangible assets, net	9,555	10,047
Other assets	5,188	5,993
TOTAL ASSETS	$1,602,336	$1,595,958

LIABILITIES
Interest-bearing deposits	$1,064,852	$1,032,729
Noninterest-bearing deposits	273,783	259,700
Total deposits	1,338,635	1,292,429

Short-term borrowings	27,682	68,388
Long-term borrowings	50,384	55,536
Accrued interest payable	1,864	1,857
Other liabilities	12,371	11,338
TOTAL LIABILITIES	1,430,936	1,429,548

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized;
issued 3,842,691 and outstanding 3,533,966 at March 31, 2025;
issued 3,841,438 and outstanding 3,532,713 at December 31, 2024	4,804	4,802
Additional paid-in capital	83,594	83,543
Retained earnings	106,023	103,268
Accumulated other comprehensive loss	(11,714)	(13,896)
Treasury stock, at cost; 308,725 shares at March 31, 2025 and December 31, 2024	(11,307)	(11,307)
TOTAL STOCKHOLDERS' EQUITY	171,400	166,410
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,602,336	$1,595,958

Muncy Columbia Financial Corporation

Consolidated Statements of Income

	For the Three Months Ended
	March 31,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2025	2024
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$18,284	$17,256
Tax-exempt	398	353
Interest and dividends on investment securities:
Taxable	1,097	1,161
Tax-exempt	860	830
Dividend and other interest income	168	223
Deposits in other banks	34	66
TOTAL INTEREST AND DIVIDEND INCOME	20,841	19,889

INTEREST EXPENSE
Deposits	5,801	4,610
Short-term borrowings	543	2,497
Long-term borrowings	629	847
TOTAL INTEREST EXPENSE	6,973	7,954

NET INTEREST INCOME	13,868	11,935

PROVISION FOR CREDIT LOSSES	110	90
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	13,758	11,845

NON-INTEREST INCOME
Service charges and fees	722	615
Interchange fees	623	619
Gain on sale of loans	83	76
Earnings on bank-owned life insurance	231	227
Brokerage	233	224
Trust	238	206
Losses on marketable equity securities	(34)	(117)
Realized losses on available-for-sale debt securities, net	—	(8)
Other non-interest income	349	690
TOTAL NON-INTEREST INCOME	2,445	2,532

NON-INTEREST EXPENSE
Salaries and employee benefits	6,320	4,802
Occupancy	720	618
Furniture and equipment	426	406
Pennsylvania shares tax	301	210
Professional fees	448	457
Director's fees	153	134
Federal deposit insurance	218	220
Data processing and telecommunications	839	920
Automated teller machine and interchange	264	262
Merger-related expenses	—	96
Amortization of intangibles	510	549
Other non-interest expense	892	972
TOTAL NON-INTEREST EXPENSE	11,091	9,646

INCOME BEFORE INCOME TAX PROVISION	5,112	4,731
INCOME TAX PROVISION	767	695
NET INCOME	$4,345	$4,036

EARNINGS PER SHARE - BASIC AND DILUTED	$1.23	$1.13
WEIGHTED AVERAGE SHARES OUTSTANDING	3,532,727	3,570,342

	At or 3 Months Ended (Unaudited)

(Dollars in Thousands, Except Per Share Data)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024

Operating Highlights

Net income	$4,345	$5,224	$5,056	$4,707	$4,036
Net interest income	13,868	13,396	12,774	12,360	11,935
Provision for credit losses	110	567	151	29	90
Non-interest income	2,445	2,709	2,715	2,419	2,532
Non-interest expense	11,091	9,455	9,367	9,194	9,646

Balance Sheet Highlights

Total assets	$1,602,336	$1,595,958	$1,607,322	$1,592,300	$1,573,271
Loans, net and loans held for sale	1,135,981	1,117,770	1,105,421	1,092,057	1,072,010
Goodwill and other intangibles, net	35,164	35,656	36,202	36,760	36,955
Total deposits
Noninterest-bearing	$273,783	$259,700	$269,515	$263,419	$263,954
Savings	195,748	194,958	192,644	199,626	203,002
NOW	406,330	380,801	364,459	346,000	298,122
Money Market	103,759	108,263	112,319	117,770	112,190
Time Deposits	359,015	348,707	351,532	338,812	336,232
Total interest-bearing deposits	1,064,852	1,032,729	1,020,954	1,002,208	949,546
Core deposits*	979,620	943,722	938,937	926,815	877,268

Selected Ratios

Fully tax-equivalent net interest margin (YTD)	3.83%	3.46%	3.40%	3.36%	3.32%
Annualized return on average assets	1.10%	1.30%	1.26%	1.20%	1.02%
Annualized return on average equity	10.33%	12.30%	12.34%	12.28%	10.52%

Capital Ratios - Journey Bank**

Common equity tier I capital ratio	15.13%	15.06%	14.59%	14.06%	13.95%
Tier 1 capital ratio	15.13%	15.06%	14.59%	14.06%	13.95%
Total risk-based capital ratio	16.13%	16.03%	15.54%	14.99%	14.94%
Leverage ratio	9.30%	9.10%	8.82%	8.68%	8.41%

Asset Quality Ratios

Non-performing assets	$12,300	$10,117	$8,575	$7,736	$7,328
Allowance for credit losses - loans	9,985	9,858	9,415	9,362	9,351
Allowance for credit losses to total loans	0.87%	0.88%	0.85%	0.85%	0.87%
Non-performing assets to total assets	0.77%	0.63%	0.53%	0.49%	0.47%

Per Share Data

Earnings per share	$1.23	$1.47	$1.42	$1.32	$1.13
Dividend declared per share	0.45	0.44	0.44	0.44	0.44
Book value	48.50	47.11	47.35	44.11	43.35
Common stock price:
Bid	$40.25	$41.88	$33.35	$32.10	$30.50
Ask	42.00	42.88	34.25	34.75	32.00
Weighted average common shares	3,532,727	3,555,920	3,574,043	3,572,345	3,570,342

* Core deposits are defined as total deposits less time deposits
** Capital ratios for the most recent period are estimated